                                                                     EXHIBIT 5.1

                 OPINION OF AKERMAN, SENTERFITT & EIDSON, P.A.

                                                              September 24, 1997

U.S. Energy Systems, Inc.
515 North Flagler Drive, Suite 202
West Palm Beach, Florida 33401

          Re:  U.S. Energy Systems, Inc. (the "Company")
            Registration Statement on Form S-3

Ladies and Gentlemen:

     You have requested our opinion with respect to the issuance of 716,430 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock") included in the Company's Registration Statement on Form S-3 (the "Registration Statement"), which is being filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

     As counsel to the Company, we have examined the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinion expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinion, we have relied upon statements or certificates of officials and representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that:

     When the Registration Statement becomes effective under the Securities Act, and when the Shares are issued and distributed against delivery of adequate consideration therefor, the Shares will be validly issued, fully paid and nonassessable.

     We advise you that the foregoing opinion is limited to the securities laws of the United States of America and the corporate laws of the State of Delaware and that we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                          Very truly yours,

                                          /s/ Akerman, Senterfitt & Eidson, P.A.

                                          AKERMAN, SENTERFITT & EIDSON, P.A.